FOR IMMEDIATE RELEASE

CLARUS ANNOUNCES 2008 RESULTS

STAMFORD, CONNECTICUT -- MARCH 3, 2009 -- Clarus Corporation (OTC:CLRS) today announced financial results for the quarter and fiscal year ended December 31, 2008.  Clarus reported no revenues for the quarter and fiscal years ended December 31, 2008 and 2007.  Net loss for the fourth quarter of 2008 was $487,000 or $0.03 per diluted share compared to net loss of $202,000 or $0.01 per diluted share during the comparable period of 2007.  For the quarter ended December 31, 2008, the increase in net loss was primarily due to a $439,000 reduction in interest income from declining interest rates on our cash, cash equivalents and marketable securities, partially offset by a $148,000 decline in operating expenses due to a reduction in employee bonuses, and non-cash equity compensation, compared to the prior year quarter.  The weighted average investment yield for our investments for the quarter ended December 31, 2008 was 2.62% compared to 5.12% for the quarter ended December 31, 2007.  The current earnings rate as of February 12, 2009, is 2.01%.

Net loss for the fiscal year ended December 31, 2008 was $2.4 million or $0.14 per diluted share compared to net income of $117,000 or $0.01 per diluted share during the comparable period of 2007.  For the fiscal year ended December 31, 2008, the increase in net loss was primarily due to a $1,766,000 reduction in interest income from declining interest rates on our cash, cash equivalents and marketable securities, as well as a $760,000 increase in operating expenses due primarily to increases in non-cash equity compensation, consulting fees, investment management fees, and salaries, year over year.    The weighted average interest rate for our investments for the year ended December 31, 2008 was 2.89% compared to 4.95% for the year ended December 31, 2007.

As of December 31, 2008, Clarus' cash, cash equivalents and marketable securities were $86.0 million compared to $87.1 million as of December 31, 2007.  Our cash, cash equivalents and marketable securities of $86.0 million at December 31, 2008 divided by 17.4 million shares of common stock outstanding equals $4.94 per share.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $225.4 million, $1.3 million and $56,000, respectively, which expire in varying amounts beginning in the year 2009, after application of the limitation under Section 382 of the Internal Revenue Code.

CONFERENCE CALL SCHEDULED FOR MARCH 3, 2009, AT 4:30 PM (EASTERN)

To access the conference call, please call 866-939-3921 or 678-302-3550 on Tuesday, March 3, 2009 at least 10-15 minutes before the call is scheduled to begin.  There will not be a question/answer session at the end of the conference call.

To accommodate our audiences in earlier time zones or anyone unable to listen, there will be an archived replay of the conference call.  The replay will be available shortly after the conclusion of the conference call and can be accessed on the Company’s website www.claruscorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

For more information, contact:

Philip A. Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007
(In Thousands, Except Share and Per Share Amounts)

ASSETS
	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$19,342	$41,886
Marketable securities	66,670	45,223
Interest receivable	24	15
Prepaids and other current assets	109	175

Total current assets	86,145	87,299

PROPERTY AND EQUIPMENT, NET	1,032	1,381

Total assets	$87,177	$88,680

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$383	$618

Total current liabilities	383	618

Deferred rent	410	343

Total liabilities	793	961

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none issued	--	--
Common stock, $.0001 par value; 100,000,000 shares authorized;
17,441,747 and 17,441,747 shares issued; and 17,366,747 and 17,366,747
outstanding in 2008 and 2007, respectively	2	2
Additional paid-in capital	370,504	369,827
Accumulated deficit	(284,523)	(282,121)
Less treasury stock, 75,000 shares at cost	(2)	(2)
Accumulated other comprehensive gain	403	13

Total stockholders' equity	86,384	87,719

Total liabilities and stockholders' equity	$87,177	$88,680

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS		YEARS ENDED
	ENDED DECEMBER 31,		DECEMBER 31,
	2008	2007	2008	2007
REVENUES:
Total revenues	$--	$--	$--	$--

OPERATING EXPENSES:

General and administrative	954	1,123	4,517	3,767
Transaction expense	--	(21)	--	(13)
Depreciation	89	89	356	359

Total operating expenses	1,043	1,191	4,873	4,113

OPERATING LOSS	(1,043)	(1,191)	(4,873)	(4,113)
OTHER EXPENSE	2	5	2	6
INTEREST INCOME	558	997	2,473	4,239

NET (LOSS) INCOME BEFORE TAXES	$(487)	$(199)	$(2,402)	$120

INCOME TAXES	--	3	--	3

NET (LOSS) INCOME	$(487)	$(202)	$(2,402)	$117

Net (loss) income per common share:
Basic	$(0.03)	$(0.01)	$(0.14)	$0.01
Diluted	$(0.03)	$(0.01)	$(0.14)	$0.01

Weighted average shares outstanding:
Basic	16,867	16,684	16,867	16,658
Diluted	16,867	16,684	16,867	17,051

CLARUS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2008 and 2007
(In Thousands, Except Share Amounts)

	2008	2007
OPERATING ACTIVITIES:
Net (loss) income	$(2,402)	$117
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation of property and equipment	356	359
Amortization of discount on securities, net	(1,945)	(2,929)
Equity compensation	677	444
Changes in operating assets and liabilities:
Decrease in interest receivable, prepaids and other current assets	57	419
Decrease in accounts payable and accrued liabilities	(235)	(62)
Increase in deferred rent	67	66
Net cash used in operating activities	(3,425)	(1,586)

INVESTING ACTIVITIES:
Purchase of marketable securities	(110,105)	(150,803)
Proceeds from the sale and maturity of marketable securities	90,993	191,147
Disposal of property and equipment	--	7
Purchase of property and equipment	(7)	(48)
Net cash (used in) provided by investing activities	(19,119)	40,303

FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	--	1,438
Net cash provided by financing activities	--	1,438

CHANGE IN CASH AND CASH EQUIVALENTS	(22,544)	40,155
CASH AND CASH EQUIVALENTS, beginning of year	41,886	1,731
CASH AND CASH EQUIVALENTS, end of year	$19,342	$41,886